PRICING SUPPLEMENT NO.  1A                                        Rule 424(b)(3)
DATED:  August 16, 1999                                       File No. 333-83049
(To Prospectus  dated August 9, 1999
and Prospectus  Supplement  dated August 9,
1999)

                                 $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount:  $100,000,000         Floating Rate Notes [_]       Book Entry Notes [x]

Original Issue Date: 9/24/99            Fixed Rate Notes [x]          Certificated Notes [_]

Maturity Date: 9/24/2014                CUSIP#:  073928KR3

Option to Extend Maturity:              No       [x]
                                        Yes      [_]      Final Maturity Date:


                                                                      Optional                     Optional
                                        Redemption                    Repayment                    Repayment
        Redeemable On                    Price(s)                      Date(s)                     Price(s)

              *                             N/A                          N/A                          N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:  8.00%

Interest Payment Dates: **

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                                Maximum Interest Rate:

[_]      Commercial Paper Rate                      Minimum Interest Rate:

[_]      Federal Funds Rate                         Interest Reset Date(s):

[_]      Treasury Rate                              Interest Reset Period:

[_]      LIBOR Reuters                              Interest Payment Date(s):

[_]      LIBOR Telerate

[_]      Prime Rate

[_]      CMT Rate

Initial Interest Rate:                              Interest Payment Period:

Index Maturity:

Spread (plus or minus):

* Commencing September 24, 2000 and on the 24th of each month thereafter, the Notes may be called in whole at the option of the Company on eight calendar days' notice.

**   Monthly on the 24th of each month, commencing 10/24/99.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.